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Exhibit 1.1

KODIAK OIL & GAS CORP.

6,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

August 7, 2008

KeyBanc Capital Markets Inc.
As Representative of the several Underwriters
800 Superior Avenue, 17th Floor
Cleveland, Ohio 44114

Ladies and Gentlemen:

        Kodiak Oil & Gas Corp., a Yukon Territory corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell 6,000,000 shares (the "Firm Securities") of common stock of the Company, no par value (the "Common Stock"), to the several underwriters named in Schedule A hereto (the "Underwriters"), for whom you are acting as Representative (the "Representative"). In addition, the Company also proposes to grant the Underwriters an option to purchase up to 900,000 additional shares of Common Stock (the "Optional Securities"). The Firm Securities and the Optional Securities are hereinafter collectively referred to as the "Securities." The Company hereby confirms the agreement with you, acting as the Representative of the Underwriters.

        1.    Representations and Warranties of the Company.    The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a)   The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (No. 333-152311) and has prepared a base prospectus (the "Base Prospectus") to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the "Securities Act"), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the Securities Act is herein referred to as a "Rule 462(b) Registration Statement," and, after such filing, the term "Registration Statement" shall be deemed to include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated August 5, 2008 describing the Securities and the offering thereof, together with the Base Prospectus, is called the "Preliminary Prospectus," and the Preliminary Prospectus and any other preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a "preliminary prospectus." As used herein, the term "Prospectus" shall mean the final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof (the "Final Prospectus Supplement"), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. Any "issuer free writing prospectus" (as defined in Rule 433 under the Securities Act) is herein called an "Issuer Free Writing Prospectus." As used herein, "Time of Sale Prospectus" means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time. For purposes of this Agreement, all references to the Registration Statement, any Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). For purposes of this Agreement, the "Applicable Time" is 8:00 a.m. (Eastern time) on August 7, 2008.

          All references in this Agreement to financial statements and schedules and other information that is "contained," "described," "included," "set forth" or "stated" in the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include the filing of any document under the Exchange Act that is or is deemed to be incorporated by reference in the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

          (b)   No order preventing or suspending the use of any preliminary prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. Each preliminary prospectus, at the time of filing thereof, complied, and any further amendments or supplements thereto will comply, in all material respects, with the Securities Act and rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty set forth in the immediately preceding sentence do not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information in the letter referred to in Section 7(e).

          (c)   The Time of Sale Prospectus, as supplemented by those Issuer Free Writing Prospectuses and the other documents and information listed in Schedule D hereto, taken together (collectively, the "Disclosure Package") as of the Applicable Time, did not, and at the time of each sale of Securities and at the First Delivery Date (as defined below), the Disclosure Package, as then amended or supplemented by the Company, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus listed in Schedule D hereto does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty set forth in the immediately preceding sentence does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information in the letter referred to in Section 7(e). Except for the free writing prospectuses identified in Schedule D hereto, the Company has not prepared, used or referred to, and will not, without the prior written consent of the Representative, prepare, use or refer to any free writing prospectuses.

          (d)   The documents incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the

  Exchange Act, and, when read together with the other information in the Time of Sale Prospectus and the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Delivery Date and the applicable Optional Delivery Date (as defined below), as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No such documents were filed by the Company with the Commission since the Commission's close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule E hereto.

          (e)   Each of the Registration Statement and any Rule 462(b) Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect, and no proceedings for such purpose have been initiated or are pending or, to the Company's knowledge, are contemplated or threatened by the Commission.

          (f)    Each of the Registration Statement and any Rule 462(b) Registration Statement comply, and the Prospectus, any Issuer Free Writing Prospectus and any further amendments or supplements to the Registration Statement, any Rule 462(b) Registration Statement and the Prospectus will comply, in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto and at all subsequent times, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the immediately preceding sentence do not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information in the letter referred to in Section 7(e). There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or filed as exhibits to the Registration Statement that have not been described or filed as required.

          (g)   Each preliminary prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical to the versions of each preliminary prospectus and the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

          (h)   At the time of filing the Registration Statement and at the date of this Agreement, the Company was not and is not an "ineligible issuer" (as defined in Rule 405 under the Securities Act).

          (i)    At the time the Registration Statement was originally declared effective and at the time the Company's Annual Report on Form 10-K for the year ended December 31, 2007 was filed with the Commission, the Company met the then applicable requirements for use of Form S-3 under the Securities Act.

          (j)    The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a Preliminary Prospectus, the

  Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative, or the Registration Statement.

          (k)   The Company has been duly continued and is validly existing and in good standing as a corporation under the Business Corporations Act (Yukon Territory) (the "YBCA"), with the requisite power and authority to own and lease its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties, business prospects (other than as a result of an event, circumstance or condition applicable to the oil and natural gas industries as a whole) or results of operations of the Company and the Subsidiary (as defined below) taken as a whole (a "Material Adverse Effect").

          (l)    The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Kodiak Oil and Gas (USA), Inc., a Colorado corporation and a wholly owned subsidiary of the Company (the "Subsidiary"). All of the issued and outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company directly, free and clear of all liens, encumbrances, equities and claims.

          (m)  The Subsidiary has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Colorado with the requisite power and authority to own and lease its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus. The Subsidiary is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

          (n)   This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (o)   The duly authorized, issued and outstanding capitalization of the Company is as set forth under the caption "Capitalization" in the Time of Sale Prospectus and the Prospectus as of the date set forth therein; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are free of any preemptive rights, rights of first refusal or similar rights, were issued and sold in compliance with applicable federal and state securities laws and conform in all material respects to the description thereof in the Time of Sale Prospectus and the Prospectus; except as described in the Time of Sale Prospectus and the Prospectus, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue any, shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Prospectus and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (p)   The Common Stock conforms in substance in all material respects to all statements in relation thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; the Common Stock to be sold by the Company pursuant to this Agreement has been duly authorized and (i) when issued and delivered against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable and (ii) will conform to the description thereof contained in the Time of Sale Prospectus and the Prospectus. All corporate action required to be taken for the issuance of the Common Stock by the Company pursuant to this Agreement has been validly taken. No preemptive rights of security holders of the Company, rights of first refusal or other similar rights to subscribe for or purchase the Common Stock exist with respect to the issuance and sale of the Common Stock by the Company pursuant to this Agreement. The certificates for the Common Stock of the Company will be in due and legal form under the laws of the Yukon Territory.

          (q)   There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any shares of Common Stock or any other securities of the Company owned or to be owned by such person or to require the Company to include such Common Stock or other securities in the Registration Statement. To the extent any person has such registration or offer similar rights, such rights have been waived with respect to the registration of securities in connection with the Registration Statement.

          (r)   No consent, approval, authorization or order of, or filing or registration with, any foreign or domestic governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, except such as has been obtained or made under the Securities Act or the Exchange Act, and as may be required by the YBCA, the British Columbia Securities Act and state securities or "blue sky" laws.

          (s)   The issuance and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the articles of continuation, articles of incorporation, by-laws or similar organizational documents of the Company or the Subsidiary, as applicable, (ii) any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of the property or assets of the Company or the Subsidiary is subject, or (iii) any statute, law, order, rule or regulation of any governmental agency or body or any court applicable to the Company or the Subsidiary or any of their property, assets or operations, except, with respect to clause (ii), for such conflicts, breaches, violations or defaults that have been waived or as would not, individually or in the aggregate, have a Material Adverse Effect.

          (t)    Neither the Company nor the Subsidiary is (i) in violation of its articles of continuation, articles of incorporation, by-laws or similar organizational documents, as applicable, (ii) in default (or, with the giving of notice or lapse of time or both, would be in default) under any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of the property or assets of the Company or the Subsidiary is subject, or (iii) in violation of any statute, law, order, rule or regulation of any governmental agency or body or any court applicable to the Company or the Subsidiary or any of their property assets or operations, except, solely in the cases of clauses (ii) and (iii) of this paragraph, for such violations or defaults that have been waived or as would not, individually or in the aggregate, have a Material Adverse Effect.

          (u)   The Company and the Subsidiary do not own any real property and have good and marketable title to all other property owned by them, including, without limitation, all assets and facilities used by them in the production and marketing of oil and natural gas, in each case free from mortgages, pledges, liens, security interests, claims, restrictions, encumbrances and defects of any kind, except as (i) are described in the Time of Sale Prospectus and the Prospectus or (ii) such would not, individually or in the aggregate, materially affect the value of such property or materially interfere with the use made or to be made of such property by them. All of the leases and subleases material to the business of the Company and the Subsidiary, and under which the Company or the Subsidiary hold the properties described in the Time of Sale Prospectus and the Prospectus, including, without limitation, all oil and natural gas producing properties of the Company and the Subsidiary and all assets and facilities used by the Company and the Subsidiary in the production and marketing of oil and natural gas, are in full force and effect, and neither the Company nor the Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Subsidiary under any such leases or subleases, or affecting or questioning the rights of the Company or the Subsidiary to the continued possession of the leased or subleased property under any such leases or subleases.

          (v)   The Company and the Subsidiary possess all necessary certificates, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by appropriate federal, state or local governmental or regulatory agencies or bodies necessary to conduct the businesses now operated by them, except for such Governmental Licenses, the failure of which to obtain or make could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; the Company and the Subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, except for such failures to be in compliance that could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor the Subsidiary have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, if determined adversely to the Company or the Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.

          (w)  There are no legal or governmental actions, suits, arbitrations or other proceedings pending as to which the Company or the Subsidiary is a party or of which any property of the Company or the Subsidiary is the subject that, if determined adversely to the Company or the Subsidiary, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits, arbitrations or proceedings are threatened or, to the Company's knowledge, contemplated. No labor dispute with the employees of the Company or the Subsidiary exists or, to the knowledge of the Company, is threatened or imminent that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (x)   The Company and the Subsidiary own, possess or can acquire on reasonable terms adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the businesses now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or the Subsidiary, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          (y)   The information set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus relating to oil and natural gas reserves, oil and natural gas wells and any other oil and natural gas related information required to be disclosed in such Registration Statement, Time of Sale Prospectus and Prospectus pursuant to the Securities Act and the rules and regulations thereunder has been prepared by the Company in accordance with methods generally applied in the oil and natural gas industry and conforms, in all material respects, to the requirements of the Securities Act and the rules and regulations thereunder.

          (z)   The participation, joint development, joint operating, farm-out and other agreements relating to rights of the Company and the Subsidiary with respect to the ownership, lease or operation of oil and natural gas properties or the exploration for, development of or production of oil and natural gas reserves thereon, constitute valid and binding agreements of and are enforceable against the Company and the Subsidiary and, to the best knowledge of the Company, the other parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

          (aa) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor the Subsidiary is in violation of any federal, state or local statute, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, of any governmental agency or body or any court relating to the pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws") and (ii) the Company and the Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their material requirements, except to the extent that failure to so comply or to hold such permits, authorizations and approvals could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or the Subsidiary. To the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or the Subsidiary relating to any Hazardous Materials or the violation of any Environmental Laws that would, individually or in the aggregate, have a Material Adverse Effect.

          (bb) The Company and the Subsidiary have (i) filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date of this Agreement or have duly requested extensions thereof; and (ii) paid all taxes shown as due on such tax returns and, if due and payable, any related or similar assessments, fines or penalties levied against any of them, except for taxes being contested in good faith for which reserves in accordance with generally accepted accounting principles have been provided. No tax deficiency has been asserted against the Company or the Subsidiary which has had, nor does the Company know of any tax deficiency that is likely to be asserted against the Company or the Subsidiary which, if determined adversely to the Company or the Subsidiary, would have, a Material Adverse Effect. All tax liabilities are adequately provided for on the books of the Company.

          (cc) There are no business relationships or related-person transactions involving the Company or the Subsidiary or any other person required to be described in the Time of Sale Prospectus or the Prospectus which have not been described as required.

          (dd) The Company and the Subsidiary maintain insurance of the types and in the amounts generally deemed adequate for their respective businesses and, to the Company's knowledge, consistent with insurance coverage maintained by similar companies in similar businesses.

          (ee) The Company and the Subsidiary are in compliance in all respects with all applicable provisions of the Occupational Safety and Health Act of 1970, as amended, including all applicable regulations thereunder, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.

          (ff)  Except as described in the Time of Sale Prospectus and the Prospectus, the Subsidiary is not currently restricted, directly or indirectly, from (i) paying any dividends or distributions to the Company, (ii) repaying to the Company any loans or advances to the Subsidiary from the Company or (iii) transferring any property or assets to the Company or any other subsidiary of the Company.

          (gg) The consolidated financial statements of the Company filed with the Commission and included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, fairly present in all material respects the financial condition of the Company and the Subsidiary as of the respective dates indicated and the consolidated statements of operations, cash flows and changes in stockholders' equity of the Company and the Subsidiary for the periods specified, in each case for the respective periods to which they apply, in each case in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise indicated in the notes thereto) and in accordance with Regulation S-X promulgated by the Commission. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus. The selected consolidated interim and audited financial data of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The other financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and the Subsidiary and present fairly, in all material respects, the information shown thereby. The Registration Statement, the Time of Sale Prospectus, the Disclosure Package and the Prospectus include all financial and other information required to be included in connection with the presentation of "non-GAAP financial measures" (as defined in Item 10 of Regulation S-K) therein, and the presentation of such non-GAAP financial measures therein complies with Regulation G and Item 10 of Regulation S-K, as applicable. The Company and the Subsidiary do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

          (hh) Neither the Company nor the Subsidiary has sustained since the date of the last audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus any loss or interference with its business material to the Company and the Subsidiary considered as a whole, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not been any (i) material change in the capitalization of the Company or the Subsidiary, (ii) material increase in the aggregate in the consolidated short-term or long-term debt of the Company, (iii) material adverse change, nor any development or event involving a prospective material adverse change, on the condition (financial or otherwise), business properties, business prospects or results of operations of the Company and the Subsidiary, (iv) transaction that is material to the Company and the Subsidiary contemplated or entered into by the Company or the Subsidiary, (v) obligation, contingent or otherwise, directly or indirectly incurred by the Company or the Subsidiary that is material to the Company and the Subsidiary taken as a whole or (vi) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

          (ii)   Hein & Associates LLP were, as of December 31, 2007 and during the periods covered by the consolidated financial statements of the Company and the related schedules and notes thereto included in the Registration Statement, the Time of Sale Prospectus and the Prospectus on which they reported, and are independent registered public accountants as required by the Securities Act and the rules and regulations thereunder. Hein & Associates LLP is registered with the Public Company Accounting Oversight Board.

          (jj)   The Company and the Subsidiary make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to its assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has not been and is no material weakness in the Company's internal control over financial reporting (whether or not remediated), and since December 31, 2007, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

          (kk) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, which controls and procedures (i) are designed to ensure that material information relating to the Company, including the Subsidiary, is made known to the Company's principal executive officer and its principal financial officer by others within the Company and the Subsidiary, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared (ii) have been evaluated by management of the Company for effectiveness as of June 30, 2008 and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

          (ll)   Neither the Company nor the Subsidiary, nor any of their respective directors, managers or partners, as applicable, or officers, in their capacities as such, is in material breach or violation of any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

          (mm)  The statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

          (nn) Sproule U.S. Limited, whose report is included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, was, as of the date of such report, and is, as of the date of this Agreement, an independent petroleum engineer with respect to the Company and the Subsidiary; the information underlying the estimates of reserves of the Company and the Subsidiary that was supplied by the Company to Sproule U.S. Limited for purposes of auditing the reserve reports and estimates of the Company and the Subsidiary, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates of such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening spot market product price fluctuations described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company is not aware of any facts or circumstances that would result in an adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, that could result in a Material Adverse Effect; estimates of such reserves and present values as described in the Registration Statement and the Time of Sale Prospectus comply, and in the Prospectus will comply, in all material respects with the applicable requirements of Regulation S-K and Industry Guide 2 under the Securities Act.

          (oo) Netherland, Sewell & Associates, Inc., whose report is included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, was, as of the date of such report, and is, as of the date of this Agreement, an independent petroleum engineer with respect to the Company and the Subsidiary; the information underlying the estimates of reserves of the Company and the Subsidiary that was supplied by the Company to Netherland, Sewell & Associates, Inc. for purposes of auditing the reserve reports and estimates of the Company and the Subsidiary, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates of such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening spot market product price fluctuations described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company is not aware of any facts or circumstances that would result in an adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, that could result in a Material Adverse Effect; estimates of such reserves and present values as described in the Registration Statement and the Time of Sale Prospectus comply, and in the Prospectus will comply, in all material respects with the applicable requirements of Regulation S-K and Industry Guide 2 under the Securities Act.

          (pp) The Common Stock has been registered under Section 12(b) of the Exchange Act, and the Securities have been authorized for trading on the American Stock Exchange ("AMEX"). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from AMEX, nor has the Company received any notification that the Commission or AMEX is contemplating such registration or delisting.

          (qq) Neither the Company, the Subsidiary nor any of their respective officers or directors has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities in order to facilitate the sale or resale of the Securities or otherwise.

          (rr)  The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an "investment company" as such term is defined under the Investment Company Act of 1940, as amended (the "Investment Company Act").

        2.    Sale, Purchase and Delivery of Securities.

          (a)   On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, (i) the Company agrees to issue and sell 6,000,000 Firm Securities to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Firm Securities set forth opposite the Underwriter's name in Schedule A hereto, at a purchase price per share of $2.60, and (ii) in the event and to the extent that the Underwriters shall exercise their option to purchase Optional Securities as provided in Section 2(b) below, the Company agrees to issue and sell up to 900,000 Optional Securities. The number of Optional Securities to be purchased by each Underwriter shall be the same percentage of the total number of Optional Securities to be purchased by the several Underwriters as the number of Firm Securities to be purchased by such Underwriter is of the total number of Firm Securities to be purchased by the several Underwriters, as adjusted by the Representative in such manner as the Representative deems advisable to avoid fractional shares. The purchase price per share of the Optional Securities shall be the same as that of the Firm Securities.

          (b)   The Company hereby grants to the Underwriters the right to purchase, at their election, the number of Optional Securities indicated with respect to the Company in Section 2(a) above, at a purchase price per share equal to the purchase price per share of the Firm Securities, for the sole purpose of covering any over-allotments in connection with the sale and distribution of the Firm Securities. Any such election to purchase Optional Securities may be exercised only by written notice from the Representative to the Company given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representative but in no event earlier than the First Delivery Date (as defined below) or, unless the Representative and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

          (c)   The several Underwriters propose to offer the Securities for sale upon the terms and conditions and in the manner set forth in the Time of Sale Prospectus and the Prospectus.

          (d)   The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of the Depository Trust Company ("DTC"), for the accounts of such Underwriters, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to KeyBanc Capital Markets Inc. at least forty-eight hours in advance. The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Delivery Date (as defined below) with respect thereto at a location in New York, New York as may be designated by you or at the office of DTC or its designated custodian. The date of such delivery and payment shall be, with respect to the Firm Securities, August 12, 2008 or such other time and date as the Representative and the Company may agree upon in writing and, with respect to the Optional Securities, on the date specified by the Representative in the written notice given by the

  Representative of its election to purchase such Optional Securities or such date as the Representative and the Company may agree upon in writing. Such date for delivery of the Firm Securities is herein called the "First Delivery Date," such date for delivery of the Optional Securities, if not the First Delivery Date, is herein called an "Optional Delivery Date," and each such date for delivery is herein called a "Delivery Date."

          (e)   Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder.

        3.    Certain Agreements of the Company.    The Company covenants and agrees with each of the Underwriters:

          (a)   To furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications in effect as long as requested by the Representative for the distribution of the Securities, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Securities).

          (b)   If, after the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Securities may commence, to endeavor to cause such post-effective amendment to become effective as soon as possible and to advise the Representative promptly and, if requested by the Representative, to confirm such advice in writing, when such post-effective amendment has become effective.

          (c)   To prepare the Prospectus in a form approved by the Representative and to file such Prospectus (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; during the period beginning on the date of this Agreement and ending on the date, which in the opinion of counsel for the Underwriters, a prospectus is no longer required by law to be delivered in connection with the offering and sales of the Securities, to make no further amendment or any supplement to the Registration Statement (including any Rule 462(b) Registration Statement), any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act) that shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time and date when any amendment to the Registration Statement (including any Rule 462(b) Registration Statement) has been filed or becomes effective or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly and, in any event, within the time periods specified all reports and any definitive proxy or information statements required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act Regulations) is required in connection with the offering or sale of the Securities; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing

  Prospectus or the Prospectus, or any amendment or supplement thereto, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information, or of any proceedings to remove, suspend or terminate from listing the Securities from AMEX, or of the threatening or initiation of any proceedings for any of such purposes; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order.

          (d)   If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any events shall have occurred as a result of which the Time of Sale Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Time of Sale Prospectus is delivered, not misleading or, if for any other reason it shall be necessary to amend or supplement the Time of Sale Prospectus in order to comply with the Securities Act or the rules and regulations thereunder, to notify the Representative and upon its request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Time of Sale Prospectus or a supplement to the Time of Sale Prospectus that will correct such statement or omission or effect such compliance.

          (e)   No later than 12:00 p.m., New York City time, on the second business day succeeding the date of this Agreement, and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representative may reasonably request and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and upon its request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law, rule or regulation to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representative but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representative may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

          (f)    To make generally available to its securityholders via EDGAR within the required time periods after the effective date of the Registration Statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with the provisions of

  Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 under the Securities Act).

          (g)   During the period beginning from the date of this Agreement and continuing to and including the date 90 days after the date of the Prospectus, except as provided hereunder, not to, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition of) any shares of Common Stock or any securities that are substantially similar to the Common Stock or securities convertible into or exchangeable for Common Stock or any securities that are substantially similar to the Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or any securities that are substantially similar to Common Stock or securities convertible into or exchangeable for Common Stock or any securities that are substantially similar to Common Stock, or publicly announce the intention to do any of the foregoing (other than pursuant to employee option plans existing on the date of this Agreement), without the prior written consent of KeyBanc Capital Markets Inc., provided, however, that, notwithstanding the foregoing, if (i) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this Section 3(g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing sentence shall not prohibit the issuance of any shares of Common Stock issued or options to purchase Common Stock or other Common Stock-based awards, in each case granted pursuant to any equity compensation plan or agreement described in the Time of Sale Prospectus or the Prospectus.

          (h)   During a period of two years from the effective date of the Registration Statement, to deliver or to make available via EDGAR to the Representative promptly after they become available copies of any reports and financial statements furnished by the Company to its stockholders or filed with the Commission, the Financial Industry Regulatory Authority, Inc. ("FINRA") or any national securities exchange on which the Common Stock is listed.

          (i)    To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified under the caption "Use of Proceeds" in the Time of Sale Prospectus and the Prospectus.

          (j)    To use its best efforts to list, subject to official notice of issuance, the Securities on AMEX prior to the First Delivery Date and to maintain such listing and to file with AMEX all documents and notices required in connection therewith.

          (k)   To engage and maintain, at its expense, a registrar and transfer agent for the Securities.

          (l)    Not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay any person any compensation for soliciting any order to purchase any other securities of the Company.

          (m)  To cause each person listed on Schedule C hereto to furnish to the Representative, prior to the First Delivery Date, a letter or letters, substantially in the form of Schedule B hereto, pursuant to which each such person shall agree not to, except as provided by this Agreement, directly or indirectly (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of the Representative on behalf of the Underwriters. Notwithstanding the foregoing, each person listed on Schedule C hereto shall be entitled to transfer and assign shares of Common Stock (1) in the case of any such person that is a corporation, partnership, limited liability company or other entity (an "Entity"), to any other Entity that controls, is controlled by or is under common control with such Entity or to any equity holder of such Entity and (2) in the case of any such person that is an individual, to a trust or limited partnership for the benefit of such person's spouse or members of such person's immediate family; provided that, in each case, such transferee or assignee of shares of Common Stock shall furnish to the Representative a letter substantially in the form of Schedule B hereto prior to any such transfer.

          (n)   To comply with all of the provisions of any undertakings in the Registration Statement.

          (o)   If the Company elects to rely upon Rule 462(b) under the Securities Act Regulations, to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Eastern time, on the date of this Agreement, and at the time of filing to either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act Regulations.

        4.    Additional Agreements.

          (a)   The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a "free writing prospectus" (as defined in Rule 405 under the Securities Act Regulations). Each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus. Any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule D hereto.

          (b)   The Company has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

          (c)   The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission. The representation and warranty set forth in the immediately preceding sentence does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information in the letter referred to in Section 7(e).

        5.    Expenses.    The Company will pay or cause to be paid: (a) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing a reasonable number of each of this Agreement, any underwriting documents, a memorandum describing the treatment of the Securities under state securities or "blue sky" laws (the "Blue Sky Memorandum"), closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (c) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(a) of this Agreement, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (d) all fees and expenses in connection with listing the Securities on AMEX; (e) the filing fees incident to securing any required review by the FINRA of the terms of the sale of the Securities; (f) the cost of preparing share certificates; (g) the cost and charges of any transfer agent or registrar; (h) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations and, with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and of the Representative and any such consultants in connection with the road show and (i) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. Except as specifically provided in clause (c) above, the Company shall have no liability for fees or disbursements of counsel for the Underwriters in connection with the transactions contemplated by this Agreement.

        6.    Conditions of the Obligation of the Underwriters.    The obligations of the several Underwriters hereunder shall be subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to each of the following additional conditions:

          (a)   The Prospectus (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act Regulations and in accordance with Section 3(c) of this Agreement; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment, or any part thereof, shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative.

          (b)   The Underwriters shall not have discovered and disclosed to the Company prior to or on such Delivery Date that the Registration Statement, any preliminary prospectus, the Time of Sale

  Prospectus, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains any untrue statement of fact that, in the opinion of counsel for the Underwriters, is material or omits to state a fact that is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c)   Dorsey & Whitney LLP, U.S. counsel for the Company, shall have furnished to the Representative their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representative to the effect that:

            (i)    The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction and as of the dates listed on Exhibit A attached to such opinion.

            (ii)   The Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado, with the requisite power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus. The Subsidiary is duly qualified to do business as a foreign corporation in good standing in each jurisdiction and as of the dates listed on Exhibit B attached to such opinion.

            (iii)  All of the Subsidiary's authorized, issued and outstanding shares of common stock have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record by the Company.

            (iv)  The Registration Statement has been declared effective by the Commission under the Securities Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been initiated or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b) under the Securities Act.

            (v)   The Registration Statement and the Prospectus and each amendment or supplement thereto (other than the financial statements, including the notes and schedules thereto and the auditors' reports thereon and other financial data, included therein or omitted therefrom, or the information derived from the reports of Sproule U.S. Limited or Netherland, Sewell & Associates, Inc. in reliance on the authority of such firms as an "expert" within the meaning of the Securities Act, included in the Registration Statement or the Prospectus, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder.

            (vi)  Each document filed pursuant to the Exchange Act (other than the financial statements, including the notes and schedules thereto and the auditors' reports thereon and other financial data, included therein or omitted therefrom, or the information derived from the reports of Sproule U.S. Limited or Netherland, Sewell & Associates, Inc. in reliance on the authority of such firms as an "expert" within the meaning of the Securities Act, included therein, as to which such counsel need express no opinion) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

            (vii) The Securities have been approved for listing on the AMEX, subject to official notice of issuance.

            (viii)  To such counsel's knowledge, other than as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any shares of Common Stock or any other securities of the Company owned or to be owned by such person or to require the Company to include such Common Stock or other securities in the Registration Statement, and to the extent any person has such registration or other similar rights, such rights have been waived with respect to registration of securities in connection with the Registration Statement.

            (ix)  To such counsel's knowledge, there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Disclosure Package and the Prospectus which have not been so filed, summarized or described, and all such summaries and descriptions fairly and accurately set forth the material provisions of such contracts and documents.

            (x)   No consent, approval, authorization, or order of, or filing or registration under any state or federal law is required for the consummation of the transactions contemplated by this Agreement, except such as has been obtained or made under the Securities Act or the Exchange Act or as may be required by state or foreign securities or "blue sky" laws.

            (xi)  The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the issuance and sale of the Securities (A) will not result in any violation of the provisions of the Subsidiary's articles of incorporation, articles of continuation, by-laws or similar organizational documents; (B) to such counsel's knowledge, will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement to which the Company or Subsidiary is bound, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary; or (C) will not result in any violation of any United States federal or state law, or any United States administrative regulation or administrative or court decree known to us and applicable to the Company or the Subsidiary.

            (xii) To such counsel's knowledge, there are no actions, suits, proceedings, inquiries or investigations pending or threatened against the Company or the Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject that are required to be described in the Disclosure Package and the Prospectus but are not so described.

            (xiii)  The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined under the Investment Company Act.

            (xiv) The statements contained in the Time of Sale Prospectus and the Prospectus under the captions, "Business and Properties—Governmental Regulations and Environmental Laws" and "Market for Registrant's Common Stock, Related Stockholder Matters and Issuer Purchases of Equity Securities—U.S. Federal Income Tax Consequences," insofar as such statements purport to summarize United States legal matters or provisions of the documents referred to therein, have been reviewed by us and present accurate and fair summaries of such legal matters and provisions.

          Such counsel shall state that, although such counsel has not independently verified, is not passing upon, and does not assume any responsibility for, the accuracy or completeness (except as and to the extent set forth in paragraph (xiv) above) of the information contained in the Registration Statement, the Disclosure Package and the Prospectus, they have participated in the preparation of the Registration Statement, the Disclosure Package and the Prospectus; from time to time, such counsel has had discussions with officers, directors and employees of the Company, with representatives of Hein & Associates LLP, the independent accountants who examined the financial statements of the Company contained in the Registration Statement, the Disclosure Package and the Prospectus, with Miller Thomson LLP, Canadian counsel for the Company, with representatives of the Underwriters and with counsel to the Underwriters; and, on the basis of the foregoing (relying as to the facts upon which determinations of materiality are made upon statements of fact made by officers and other representatives of the Company that such counsel has deemed necessary or appropriate for the purpose of such letter), such counsel advises you that nothing has come to such counsel's attention which would lead them to believe that (a) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, including the notes and schedules thereto and the auditors' reports thereon, or the information derived from the reports of Sproule U.S. Limited and Netherland, Sewell & Associates, Inc. in reliance on the authority of such firms as "experts" within the meaning of the Securities Act, included in the Registration Statement, or other financial data contained in the Registration Statement), (b) the Disclosure Package, as of the Applicable Time and at the First Delivery Date or the Optional Delivery Date, as the case may be, when considered with and supplemented with the price of the Securities set forth on the cover page of the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, including the notes and schedules thereto and the auditors' reports thereon, or the information derived from the reports of Sproule U.S. Limited and Netherland, Sewell & Associates, Inc. in reliance on the authority of such firms as "experts" within the meaning of the Securities Act, included in the Registration Statement, or other financial data contained in the Disclosure Package) or (c) the Prospectus, as of its date and at the First Delivery Date or the Optional Delivery Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, including the notes and schedules thereto and the auditors' reports thereon, or the information derived from the reports of Sproule U.S. Limited and Netherland, Sewell & Associates, Inc. in reliance on the authority of such firms as "experts" within the meaning of the Securities Act, included in the Registration Statement, or other financial data contained in the Prospectus).

          (d)   Miller Thomson LLP, Canadian counsel for the Company, shall have furnished to the Representative their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representative to the effect that:

            (i)    The Company is a corporation duly continued and validly existing and in good standing under the YBCA with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement.

            (ii)   The Company's authorized, issued and outstanding shares of Common Stock are as described in the Disclosure Package and the Prospectus. All of the Company's authorized, issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. To such counsel's knowledge, except as described in the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligation into or exchange any Common Stock or other ownership interests in the Company or any security convertible or exchangeable or exercisable for Common Stock or other ownership interests in the Company.

            (iii)  This Agreement has been duly authorized, executed and delivered by the Company.

            (iv)  The Securities have been duly authorized by the Company and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims. The issuance and sale of the Securities will not be subject to any preemptive right, right of first refusal or similar rights to subscribe for or purchase Common Stock of the Company and the Securities will conform in all material respects to the description thereof in the Preliminary Prospectus, the Disclosure Package and the Prospectus under the caption "Description of Common Stock."

            (v)   To such counsel's knowledge, other than as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any shares of Common Stock or any other securities of the Company owned or to be owned by such person or to require the Company to include such Common Stock or other securities in the Registration Statement, and to the extent any person has such registration or other similar rights, such rights have been waived with respect to registration of securities in connection with the Registration Statement.

            (vi)  No consent, approval, authorization, or order of, or filing or registration under the YBCA, the Securities Act (British Columbia) or other Canadian law is required for the consummation of the transactions contemplated by this Agreement.

            (vii) The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the issuance and sale of the Securities (A) have been duly authorized by all necessary corporate action on the part of the Company; (B) will not result in any violation of the provisions of the Company's articles of incorporation, articles of continuation, by-laws or similar organizational documents; (C) to such counsel's knowledge, will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement to which the Company or Subsidiary is bound, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company; or (D) will not result in any violation of any federal Canadian or Provincial law, or any administrative regulation or administrative or court decree known to us and applicable to the Company or the Subsidiary.

            (viii)  To such counsel's knowledge, there are no actions, suits, proceedings, inquiries or investigations pending or threatened against the Company or the Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject that are required to be described in the Disclosure Package and the Prospectus but are not so described.

            (ix)  The statements contained in the Time of Sale Prospectus and the Prospectus under the captions "Description of Common Stock," "Description of Registrant's Securities to be Registered—Exchange Controls" and "Market for Registrant's Common Stock, Related Stockholder Matters and Issuer Purchases of Equity Securities—U.S. Federal Income Tax Consequences," insofar as such statements purport to summarize Canadian legal matters or provisions of the documents referred to therein, present accurate and fair summaries of such legal matters and provisions.

          (e)   Jones Day, counsel for the Underwriters, shall have furnished to the Representative their written opinion, dated such Delivery Date, in form and substance satisfactory to the Representative.

          (f)    The Underwriters shall have received, on each of the date hereof and each Delivery Date, from Hein & Associates LLP a letter dated the date hereof or such Delivery Date, as the case may be, in form and substance satisfactory to the Representative containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained in the Registration Statement, the Disclosure Package and the Prospectus, provided that the letter shall use a "cut-off date" not earlier than the third day prior to such Delivery Date.

          (g)   The Company will, on each Delivery Date, deliver to the Underwriters a certificate of its Chief Executive Officer and Secretary, dated such Delivery Date, to the effect that:

            (i)    The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the date thereof and provided that any reference therein to the First Delivery Date shall be deemed to refer to the applicable Delivery Date on which such certificate is delivered; and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Delivery Date.

            (ii)   No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

            (iii)  No stop order suspending or preventing the use of the Prospectus or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

            (iv)  When the Registration Statement became effective and at all times subsequent thereto up to the date of this Agreement, the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto contained or incorporated by reference all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in the Time of Sale Prospectus or the Prospectus which has not been so set forth.

            (v)   Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and Prospectus, except as set forth in the Time of Sale Prospectus and the Prospectus, there has not been any (a) material change in the capitalization of the Company or the Subsidiary, (b) material increase in the aggregate in the consolidated short-term or long-term debt of the Company, (c) material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business properties, business prospects (other than as a result of an event, circumstance or condition applicable to the oil and natural gas industries as a whole) or results of operations of the Company and the Subsidiary, (d) transaction that is material to the Company and the Subsidiary contemplated or entered into by the Company or the Subsidiary, (e) obligation, contingent or otherwise, directly or indirectly incurred by the Company or the Subsidiary that is material to the Company and the Subsidiary taken as a whole or (f) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (h)   (i) Neither the Company nor the Subsidiary shall have sustained since the date of the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus any loss or interference with its business, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus and (ii) since the respective dates as of which information is given in Time of Sale Prospectus and the Prospectus, there shall not have been any change in the capitalization of the Company or any change, or any development or event involving a prospective change, on the condition (financial or otherwise), business, properties, business prospects (other than as a result of an event, circumstance or condition applicable to the oil and natural gas industries as a whole) or results of operations of the Company and the Subsidiary, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

          (i)    On or after the date of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, AMEX or the NASDAQ National Market, (ii) a suspension or material limitation in trading in the Company's securities on AMEX, (iii) a general moratorium on commercial banking activities declared by United States federal or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (j)    The Representative shall have received from each person listed on Schedule C hereto an executed lock-up letter agreement substantially to the effect set forth in the form attached hereto as Schedule B.

          (k)   The Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

          All opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions this Agreement only if they are in form and substance satisfactory to counsel for the Underwriters.

        7.    Indemnification and Contribution.

          (a)   The Company shall indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees, agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or any such affiliate, officer, director, employee, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act), any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, action or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for inclusion therein, which information consists solely of the information set forth in the letter referred to in Section 7(e).

          (b)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities to which the Company or any such affiliate, officer, director, employee, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act), any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for inclusion therein, which information consists solely of the information set forth in the letter referred to in Section 7(e), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

          (c)   Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the following sentence, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. After notice from the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense of such action, the indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) if the named parties in any such action include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there is an actual or potential conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel to assume the defense of such action within a reasonable time after notice of commencement thereof, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel in addition to any counsel). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (2) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

          (d)   If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters, respectively, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Underwriters, respectively, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters, respectively, shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)   Prior to the First Delivery Date, the Underwriters shall deliver a letter to the Company identifying the statements furnished by them in writing expressly for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus or the Prospectus. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for inclusion the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus any Issuer Free Writing Prospectus or the Prospectus are the statements to be contained in such letter.

        8.    Default of the Several Underwriters.    If, on any Delivery Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of shares of Common Stock set forth opposite their respective names on Schedule A bears to the aggregate number of shares of Common Stock set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on any Delivery Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Securities are not made within forty-eight hours after such default, this Agreement shall terminate without liability of any non-defaulting party to any other party except that the provisions of Sections 5, 7 and 10 of this Agreement shall at all times be effective and shall survive such termination. In any such case, either the Representative or the Company shall have the right to postpone the Delivery Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

        9.    Termination.    The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Firm Securities or the Optional Securities, respectively, if, prior to that time, any of the events described in Section 6(h) or (i) of this Agreement shall have occurred or if the Underwriters shall decline to purchase such Securities for any reason permitted under this Agreement. In such case, the Company shall have no liability hereunder except as provided by Sections 5, 7 and 10 of this Agreement.

        10.    Reimbursement of Underwriters' Expenses.    If (a) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason under this Agreement other than a breach by the Underwriters of their representations herein or obligations hereunder or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 9 of this Agreement), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand, the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 8 of this Agreement by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

        11.    Default by the Company.    If the Company shall fail at the First Delivery Date to sell and deliver the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party. No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect of such default.

        12.    Effectiveness of this Agreement.    This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representative of the effectiveness of the Registration Statement under the Securities Act. Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 5 and 10 hereof, (b) of any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 7 shall at all times be effective and shall survive such termination.

        13.    Notices.    All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a)   If to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to KeyBanc Capital Markets, 800 Superior Avenue, 17th Floor, Cleveland, Ohio 44114, Attention: Equity Capital Markets (Facsimile: 216-563-3830; Telephone: 216-563-2018); and with a copy (which shall not constitute notice) to Jones Day, 77 W. Wacker Drive, Suite 3500, Chicago, Illinois 60601, Attention: Timothy J. Melton (Facsimile: 312-782-8585; Telephone: 312-782-3939); and

          (b)   if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to it at 1625 Broadway, Suite 330, Denver, Colorado 80202, Attention: Lynn Peterson (Facsimile: 303-592-8071; Telephone: 303-592-8075); with a copy (which shall not constitute notice) to Dorsey & Whitney LLP, U.S. Bank Centre, 1420 Fifth Avenue, Suite 3400, Seattle, Washington 98101, Attention: Randal R. Jones (Facsimile: 206-903-8820; Telephone: 206-903-8800).

          Any notice of a change of address or facsimile transmission number must be given by the Company or the Underwriters, as the case may be, in writing at least three days in advance of such change.

        14.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions this Agreement are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of the Underwriters and any person who controls the Underwriters within the meaning of Section 15 of the Securities Act and (b) the representations and warranties of the Underwriters in this Agreement and the indemnity agreement of the Underwriters contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and any person who controls the

Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        15.    Survival.    The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

        16.    Absence of Fiduciary Relationship.    The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

        17.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

        18.    Entire Agreement and Amendment.    This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

        19.    Severability.    The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        20.    Counterparts.    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        21.    Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows.]

        If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
KODIAK OIL & GAS CORP.
By:	/s/ LYNN A. PETERSON Name: Lynn A. Peterson Title: President and CEO

Accepted and agreed by:
KeyBanc Capital Markets Inc.
Acting as Representative of the Several Underwriters named in attached Schedule A
KeyBanc Capital Markets Inc.
By:	/s/ MASON WYNOCKER Name: Mason Wynocker Title: Director

Underwriting Signature Page

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased
KeyBanc Capital Markets Inc.	3,600,000
RBC Capital Markets Corporation	2,400,000
Total	6,000,000

A-1

SCHEDULE B

FORM OF LOCK-UP LETTER AGREEMENT

August             , 2008

KeyBanc Capital Markets Inc.
As Representative of the several Underwriters
800 Superior Avenue, 17th Floor
Cleveland, Ohio 44114

Ladies and Gentlemen:

        The undersigned understands that you, as representative (the "Representative"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") on behalf of the several Underwriters named in Schedule A to such agreement (the "Underwriters"), with Kodiak Oil & Gas Corp., a Yukon Territory corporation (the "Company") providing for a public offering (the "Offering") of shares of the common stock of the Company, no par value (the "Common Stock"). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that the Company, you and the other Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Underwriting Agreement.

        In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of KeyBanc Capital Markets Inc. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date of execution of this Lock-Up Letter Agreement and continuing through the close of trading on the date 90 days after the date of the Prospectus (the "Lock-Up Period"). Notwithstanding the foregoing, during the Lock-Up Period the undersigned shall be entitled to transfer and assign shares of Common Stock to a trust or limited partnership for the benefit of the undersigned's spouse or members of the undersigned's immediate family; provided that such transferee or assignee of shares of Common Stock shall furnish to the Representative a Lock-Up Letter substantially in the form of Schedule B to the Underwriting Agreement prior to any such transfer.

        Notwithstanding the foregoing, if (1) during the last 17 days of the initial Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless KeyBanc Capital Markets Inc. waives, in writing, such extension.

        The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by KeyBanc Capital Markets Inc. to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction

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or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

        The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock held by the undersigned except in compliance with the foregoing restrictions.

        With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933 of any shares of Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

        If for any reason the Underwriting Agreement is terminated prior to the First Delivery Date (as defined in the Underwriting Agreement) pursuant to the provisions thereof, then the agreements set forth herein shall likewise be terminated.

        This Lock-Up Letter Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Very truly yours,
Name:

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SCHEDULE C

Persons to Execute Lock-Up Letter Agreements:

Lynn A. Peterson
James E. Catlin
Keith Doss
Rodney D. Knutson
Herrick K. Lidstone, Jr.
Don A. McDonald

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SCHEDULE D

        Materials other than the Time of Sale Prospectus that comprise the Disclosure Package:

Number of Shares Offered by Issuer:	6,000,000 shares of Common Stock
Public Offering Price:	$2.75 per share of Common Stock

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SCHEDULE E

        Additional documents incorporated by reference:

        None

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KODIAK OIL & GAS CORP. 6,000,000 Shares of Common Stock UNDERWRITING AGREEMENT